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     As Filed with the Securities and Exchange Commission on August 11, 1998

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       PAN PACIFIC RETAIL PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           MARYLAND                                        33-0752457
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


                              1631-B MELROSE DRIVE
                             VISTA, CALIFORNIA 92083
           (Address of Principal Executive Offices including Zip Code)

                             ----------------------

                      1997 STOCK OPTION AND INCENTIVE PLAN
                     OF PAN PACIFIC RETAIL PROPERTIES, INC.

                            (FULL TITLE OF THE PLAN)

                             ----------------------

                                 STUART A. TANZ
                           1631-B SOUTH MELROSE DRIVE
                             VISTA, CALIFORNIA 92083
                                 (760) 727-1002


                                    COPY TO:
                            REGINA M. SCHLATTER, ESQ.
                                LATHAM & WATKINS
                     650 TOWN CENTER DRIVE, TWENTIETH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 540-1235

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

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                                CALCULATION OF REGISTRATION FEE
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                                                                        Proposed
                                                         Proposed       Maximum
                                           Amount        Maximum        Aggregate      Amount of
        TITLE OF SECURITIES                 to be     Offering Price    Offering     Registration
          TO BE REGISTERED               Registered     Per Share       Price (1)         Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share   1,620,000        $20.08       $32,531,491       $9,597
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the sum of (i) the product of the number of options previously granted (1,172,500) under the 1997 Stock Option and Incentive Plan of Pan Pacific Retail Properties, Inc. (the "Plan") and the weighted average exercise price of these options ($20.136), and (ii) the product of the remaining shares available for future grants under the Plan (447,500) and the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 5, 1998 ($19.9375).

================================================================================

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

                             EXHIBIT INDEX ON PAGE 6

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and

        (c) The description of the Company's Common Stock contained in the Company's Form 8-A12B (No. 001-13243) Registration, including any subsequently filed amendments and reports updating such description.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Maryland General Corporations Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnity and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the


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request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may incur by reason of his status as a present or former stockholder, director or officer of the Company. The bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such service. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

        The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his services in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director, or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

        The inclusion of the above provisions in the Charter and Bylaws may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Index to Exhibits on page 6.

ITEM 9. UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");


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

                      (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on August 10, 1998.

                                        PAN PACIFIC RETAIL PROPERTIES, INC.,
                                        a Maryland corporation


                                        By: /s/ STUART A. TANZ
                                            -----------------------------------
                                                Stuart A. Tanz
                                                Chairman of the Board, President
                                                and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Stuart A. Tanz and David L. Adlard as his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Act with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                             Title                          Date
                 ---------                             -----                          ----
/s/ STUART A. TANZ                      Chairman of the Board, Chief Executive    August 10, 1998
-------------------------------------   Officer, President and Director
    Stuart A. Tanz                      (Principal Executive Officer)


/s/ DAVID L. ADLARD                     Executive Vice President, Chief           August 10, 1998
-------------------------------------   Financial Officer and Secretary
    David L. Adlard                     (Principal Financial and Accounting
                                        Officer)


/s/ MELVIN S. ADESS                     Director                                  August 10, 1998
-------------------------------------
    Melvin S. Adess


/s/ BERNARD M. FELDMAN                  Director                                  August 10, 1998
-------------------------------------
    Bernard M. Feldman


/s/ MARK J. RIEDY                       Director                                  August 10, 1998
-------------------------------------
    Mark J. Riedy


/s/ RUSSELL E. TANZ                    Director                                   August 10, 1998
-------------------------------------
    Russell E. Tanz


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                                INDEX TO EXHIBITS

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   EXHIBIT                                                                           PAGE
   -------                                                                           ----
    4.1   Articles of Amendment and Restatement of Pan Pacific Retail                 --
          Properties, Inc. (incorporated by reference to Exhibit 3.1 to the
          Company's Registration Statement on Form S-11 (No. 333-28715))

    4.2   Amended and Restated Bylaws of Pan Pacific Retail Properties, Inc.          --
          (incorporated by reference to Exhibit 3.2 to the Company's
          Registration Statement on Form S-11 (No. 333-28715))

    5.1   Opinion of Ballard Spahr Andrews & Ingersoll, LLP                            7

   23.1   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit      --
          5.1)

   23.2   Consent of KPMG Peat Marwick LLP                                             9

   24.1   Power of Attorney (included on the signature page to this Registration      --
          Statement)


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